             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                   -----------------------

                          FORM 8-K

                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934

                 ---------------------------


              Date of Report (Date of earliest
              event reported): January 29, 1999



                THE ST. PAUL COMPANIES, INC.
   ------------------------------------------------------
   (Exact name of Registrant as specified in its charter)


     Minnesota              0-3021             41-0518860
------------------- -------------------- ---------------------
     (State of         (Commission File     (I.R.S. Employer
  Incorporation)           Number)         Identification No.)



385 Washington St., St. Paul, MN              55102
--------------------------------           -----------
(Address of principal                      (Zip Code)
executive offices)


                       (651) 310-7911
             ----------------------------------
               (Registrant's telephone number,
                    including area code)





                             N/A
------------------------------------------------------------
    (Former name or former address, if changed since last
                           report)

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Item 5.    Other Events.
           ------------

     The following information was derived from press releases of The St. Paul Companies, Inc. dated February 2,
1999 and January 29, 1999:

February 2, 1999
----------------

The St. Paul's board of directors increased the regular quarterly dividend from $0.25 per share to $0.26 per share payable April 16, 1999 to shareholders of record at the close of business March 31, 1999. The new annual dividend rate of $1.04 per share represents a 4 percent increase over the previous rate of $1.00 per share. The St. Paul has paid cash dividends without interruption for 127 years and has increased the dividend in each of the last 13 years.

January 29, 1999
----------------

     The St. Paul Companies reported 1998 fourth-quarter core* operating earnings of $133.5 million, or $0.53 per share (diluted). These results compare to core operating earnings of $206.9 million, or $0.82 per share (diluted) for the same period in 1997. The decline in the 1998 quarter is attributable to continuing difficult conditions in the property-liability insurance marketplace.

     Fourth quarter net income was $104.0 million, or $0.41 per share, compared with net income of $255.8 million, or $1.01 per share, for the same period of 1997. Fourth-quarter 1998 net income included $22.3 million, or $0.09 per share, in after-tax restructuring charges for severance and lease buy-out costs related to a fourth-quarter reorganization of the company's commercial insurance operations. 1998 fourth-quarter net income also included after-tax realized investment losses of $7.2 million, or $0.03 per share, compared with fourth-quarter after-tax realized gains of $48.9 million, or $0.19 per share.

     "Our performance in the final quarter of 1998, although worse than last year's comparable results, reflects strong improvement over the second and third quarters of 1998 in a persistently difficult market," said Douglas W. Leatherdale, chairman and chief executive officer of The St. Paul. "The improvement is due in part to our successful integration of USF&G operations."

  *Core operating earnings exclude the 1998 second-quarter merger-related charges and fourth-quarter restructuring charges.

1998 results
------------

     Core operating earnings for 1998 were $397.2 million, or $1.61 per share (diluted), compared with 1997 core operating earnings of $742.9 million, or $2.95 per share (diluted). 1998 results were affected by $418.7 million in pretax catastrophe losses, and difficult market conditions. Net income for 1998 was $65.2 million or $0.22 per share, compared with 1997 net income of $929.3 million, or $3.69 per share. 1998 net income includes a second-quarter after-tax merger-related charge of $457.5 million, or $1.92 per share, as well as the fourth-quarter restructuring charges. 1998 net income also includes after-tax realized gains of $147.8 million, or $0.62 per share, compared with gains of $254.2 million, or $1.01 per share, for 1997. Net income in 1997 included an after-tax loss of $67.8 million, or $0.27 per share, from discontinued operations.

     All results reflect the combined St. Paul and USF&G operations, and figures for prior periods have been restated.

     "Even though written premiums were down 3 percent from 1997, and we incurred commercial underwriting losses in a market characterized by a continued decline in prices, several of our businesses turned in excellent results.
These include our Surety, Technology, and Financial and Professional Services businesses within our specialty segment; our Nonstandard Auto operation; and our reinsurance segment," Leatherdale said.

     "In addition, our operations outside the property-liability insurance industry continue to produce strong results. F&G Life's pretax earnings were up 19 percent over last year, and our portion of The John Nuveen Company's earnings was up 12 percent."

Consolidated financial position of The St. Paul Companies
---------------------------------------------------------

     Consolidated assets of The St. Paul Companies as of
Dec. 31, 1998 were $38.3 billion, compared with $37.4 billion on Dec. 31, 1997. Common shareholders' equity was $6.6 billion at year-end, or $28.22, about even with Dec.
31, 1997.

     During the fourth quarter of 1998, The St. Paul repurchased 3.8 million of its common shares for a total cost of $135 million.

     The St. Paul Companies is a group of companies providing insurance and reinsurance products and services worldwide.


     Certain statements made by the company in this release may constitute forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. These forward looking statements involve risks and uncertainties including, but not limited to, the following: the frequency and severity of catastrophic events; a change in the demand for, pricing of, or supply of reinsurance or insurance; increased competitive pressure; losses due to foreign currency exchange rate fluctuations; changes in the rate of inflation; effects of the merger with USF&G Corporation; and general economic conditions.

                      THE ST. PAUL COMPANIES
                   CONSOLIDATED YEAR-END RESULTS

Year ended Dec. 31                             1998                  1997
------------------                           ------                ------

Core Revenues                        $9,137,409,000        $9,623,179,000

Pretax Core Operating Earnings
Property-Liability Insurance           $392,443,000          $978,253,000
Life Insurance                          $75,908,000           $63,886,000
Asset Management                       $103,960,000           $92,617,000
Parent and Other                      ($196,072,000)        ($222,096,000)
                                      -------------         -------------
Total Pretax Core Operating Earnings   $376,239,000          $912,660,000

Income Tax Expense (Benefit)           ($20,962,000)         $169,801,000
                                      -------------         -------------
Core Operating Earnings
 from Continuing Operations            $397,201,000          $742,859,000
 Per Common Share (Basic)                     $1.63                 $3.16
 Per Common Share (Diluted)                   $1.61                 $2.95

Restructuring Charges, Net of Taxes     (22,295,000)                    -
 Per Common Share (Basic)                    ($0.09)                    -
 Per Common Share (Diluted)                  ($0.09)                    -

Merger-Related Charges, Net of Taxes  ($457,517,000)                    -
 Per Common Share (Basic)                    ($1.95)                    -
 Per Common Share (Diluted)                  ($1.92)                    -

Core Realized Investment Gains,
  Net of Taxes*                        $147,768,000          $254,183,000
 Per Common Share (Basic)                     $0.63                 $1.11
 Per Common Share (Diluted)                   $0.62                 $1.01

Discontinued Operations,
  Net of Taxes                                    -          ($67,750,000)
 Per Common Share (Basic)                         -                ($0.30)
 Per Common Share (Diluted)                       -                ($0.27)
                                     --------------        --------------

Net Income                              $65,157,000          $929,292,000
 Per Common Share (Basic)                     $0.22                 $3.97
 Per Common Share (Diluted)                   $0.22                 $3.69

Common Shareholders Equity           $6,596,620,000        $6,591,443,000
 Per Common Share                            $28.22                $28.27

*Core realized investment gains exclude the 1998 second-quarter merger-related writedown in the carrying value of certain investments.

                   THE ST. PAUL COMPANIES
             CONSOLIDATED FOURTH-QUARTER RESULTS

Three months ended Dec. 31                     1998                  1997
--------------------------                    -----                ------

Core Revenues                        $2,193,271,000        $2,403,536,000

Pretax Core Operating Earnings
Property-Liability Insurance           $114,144,000          $267,859,000
Life Insurance                          $18,929,000           $18,130,000
Asset Management                        $29,378,000           $25,334,000
Parent and Other                       ($38,827,000)         ($58,426,000)
                                      -------------         -------------
Total Pretax Core Operating Earnings   $123,624,000          $252,897,000

Income Tax Expense (Benefit)            ($9,873,000)          $46,009,000
                                      --------------        -------------
Core Operating Earnings
 from Continuing Operations            $133,497,000          $206,888,000
 Per Common Share (Basic)                     $0.55                 $0.87
 Per Common Share (Diluted)                   $0.53                 $0.82

Realized Investment Gains
  (Losses), Net of Taxes                ($7,244,000)          $48,872,000
 Per Common Share (Basic)                    ($0.03)                $0.22
 Per Common Share (Diluted)                  ($0.03)                $0.19

Restructuring Charges, Net of Taxes     (22,295,000)                    -
 Per Common Share (Basic)                    ($0.09)                    -
 Per Common Share (Diluted)                  ($0.09)                    -
                                      -------------         -------------
Net Income                             $103,958,000          $255,760,000
 Per Common Share (Basic)                     $0.43                 $1.09
 Per Common Share (Diluted)                   $0.41                 $1.01

            ST. PAUL YEAR-END PROPERTY-LIABILITY
              UNDERWRITING OPERATIONS HIGHLIGHTS


Year ended Dec. 31                              1998                 1997
------------------                            ------               ------

Written premiums                      $6,693,168,000       $6,931,928,000

Net investment income (pretax)         1,306,828,000       $1,323,967,000

Core statutory combined ratio                  112.5                103.8





         ST. PAUL FOURTH-QUARTER PROPERTY-LIABILITY
              UNDERWRITING OPERATIONS HIGHLIGHTS


Three months ended Dec. 31                      1998                1997
--------------------------                    ------              ------

Written premiums                      $1,566,409,000      $1,605,565,000

Net investment income                   $321,841,000        $338,273,000

Core statutory combined ratio                  110.7               103.8

  Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                              THE ST. PAUL COMPANIES, INC.




                              By  /s/ Bruce A. Backberg
                                  ---------------------
                                  Bruce A. Backberg
                                  Senior Vice President
                                   and Chief Legal Counsel


Date: February 3, 1999